Exhibit 10.3

Asset Purchase Agreement dated January 22, 1996 between Life Critical Care and Blue Water Medical Supply, Inc. and Blue Water Industrial Products, Inc., as amended

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                                 SIXTH AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT


         THIS SIXTH AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is executed this ___ day of January, 1997 to be made effective as of the 24th day of January, 1997, by and among Blue Water Medical Supply, Inc., Blue Water Industrial Products, Inc. and Life Critical Care Corporation.

                                    RECITALS

         The parties are parties to an Asset Purchase Agreement among them dated January 22, 1996, as previously amended by a First Amendment to Asset Purchase Agreement dated April 24, 1996, as further amended by a Second Amendment to Asset Purchase Agreement dated July 2, 1996, as further amended by a Third Amendment to Asset Purchase Agreement dated September 9, 1996, as further amended by a Fourth Amendment to Asset Purchase Agreement dated November 8, 1996, and as further amended by a Fifth Amendment to Asset Purchase Agreement dated as of December 18, 1996 (collectively, the "Agreement") and desire to amend the Agreement as set forth herein.

         NOW, THEREFORE, FOR AND IN CONSIDERATION OF the mutual entry into this Amendment by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

         Section 1. Amendment of Agreement. The provisions of the Agreement are hereby amended as follows:

                  (a) Section 1.1 of the Agreement is hereby amended by deleting the date "January 31, 1997" as it appears in the fourth line thereof and by inserting in lieu thereof the date "February 28, 1997".

                  (b)  Section  1.4  is  hereby  amended  by  deleting  existing
         Section  1.4  and by inserting the following in lieu thereof:

                           "SECTION  1.4.   Purchase   Price.   Subject  to  the
         provisions and adjustments set forth in Section 1.5 hereof, the purchase price (the 'Purchase Price') for the Purchased Assets, and for the benefits and rights conferred upon Purchaser hereunder, shall be:
         (i) for the Purchased Assets of Medical Supply, an amount equal to Five Million Five Hundred Thousand Dollars ($5,500,000) (the 'Medical Supply Purchase Price'); and (ii) for the Purchased


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         Assets  of  Industrial Products,  an  amount  equal  to  Six  Hundred
         Five Thousand Dollars ($605,000) (the 'Industrial Products Purchase Price'). "

                  (c) Section 1.5(ii)(a) of the Agreement is hereby amended by deleting the existing Section 1.5(ii)(a) and by inserting the following in lieu thereof:

                           "(a) Subject to the provisions of Section 1.5(ii)(b) hereof, a portion of the Purchase Price shall be paid by the issuance by Purchaser to Seller of 122,100 shares of the Common Stock of Purchaser (the 'Common Stock') which shall be valued at 90.91% of the offering price per share in Purchaser's IPO (as defined in Section
         4.1.0.1 hereof) (e.g., if the offering price per share in the IPO is $5.50, then the amount applied against the Purchase Price shall be $610,500), which shall be allocated first to the Industrial Products Purchase Price, such that the Industrial Products Purchase Price shall be paid entirely in Common Stock, and any balance shall be allocated to the Medical Supply Purchase Price; and".

                  (d)      Section 1.5(iv) of the Agreement is hereby deleted.

                  (e) Section 1.5(v) of the Agreement is hereby amended by deleting the existing Section 1.5(v) and by inserting the following in lieu thereof:

                           "v) The Purchase Price shall be decreased by the amount, if any, of any liabilities of the Seller in excess of $265,000 assumed by Purchaser at Closing and set forth in Schedule 1.6 of this Agreement, it being the agreement of the parities that Purchaser shall assume, at Closing, the first $265,000 of liabilities of Seller as set forth in Schedule 1.6 to be provided by Seller at Closing."

                  (f) Section 1.5(vi) of the Agreement is hereby amended by deleting the existing Section 1.5(vi) and by inserting the following in lieu thereof:

                           "vi) Seller's Estimate of Purchase Price and Prorations. No later than five (5) days prior to the Closing Date, Seller shall provide Purchaser with an estimate (as of the Closing
         Date) of the Purchase Price, as adjusted pursuant to Sections 1.5(iii) and 1.5(v) hereof, if applicable ('Seller's Estimate') and of the Prorations (as such term is defined in Section 1.5(viii) hereof). Seller's Estimate and the Prorations shall be accompanied by the certificate of Seller's chief financial officer stating that Seller's Estimate and the Prorations have been prepared in good faith in accordance with the

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         terms of this  Agreement,  and by such  accounting records, workpapers, and other back-up material as shall be sufficient to enable Purchaser to review and verify the computation of Seller's Estimate and the Prorations."

                  (g) Section 1.5(viii) of the Agreement is hereby amended by deleting the existing Section 1.5(viii) and by inserting the following in lieu thereof:

                           "viii) Prorations. Within sixty (60) days following the Closing Date, Purchaser shall pay to Seller, or Seller shall pay to Purchaser, as applicable, an amount equal to all items normally prorated in the sale of assets of a business including prepaid expenses, rent, taxes and utility charges (the 'Prorations');".

                  (h) Section 1.5(ix) of the Agreement is hereby amended by deleting the existing Section 1.5(ix) and by inserting the following in lieu thereof:

                           "ix) General  Determination  and Payment.  Prorations
         shall be made within thirty (30) days following Closing and shall be paid within sixty (60) days following Closing. Purchaser shall, within thirty (30) days after the Closing Date, determine all such Prorations and deliver a statement of its determinations to Seller, which statement shall set forth in reasonable detail the basis for such determinations. If Seller does not concur with Purchaser's determinations, the provisions of Section 1.5(vii) hereof shall apply with 'Prorations' to be used in place of 'Seller's Estimate' as to the interpretation and application of such Section 1.5(vii) hereof; and".

                  (i)  Section  1.5(xii) is hereby amended by deleting  existing
         Section 1.5(xii) and by inserting the following in lieu thereof:

                           "(xii) The Closing shall have been completed on or before February 28, 1997. Conforming changes are hereby made to any other affected Section of this Agreement, including without limitation
         Section 7.2.5 (by extending the date in the last line thereof to February 28, 1997)."

         Section 2. In consideration of Seller entering into this Amendment and the other benefits to Purchaser as a result of Seller entering into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, upon the termination of the Agreement for the Purchaser's failure to close thereunder on or before February 28, 1997 other than as a result of Seller's fraud, Purchaser, for itself and each of its successors and assigns (collectively, the "Releasers") hereby remise, release and forever discharge Seller

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and its  officers,  directors, stockholders and agents (collectively,  the
"General Released Parties") from any and all claims, demands and causes of action of every kind and nature (including without limitation claims for damages, costs, expenses, attorneys', brokers' and accountants' fees and expenses), whether known or unknown, suspected or unsuspected, that the Releasers now have or at any time prior to February 28, 1997 may have or could have asserted against any of the General Released Parties (collectively, the "General Released Claims"). The Releaser hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action or proceeding of any kind, in court or before any tribunal, against any General Released Party based upon any General Released Claim.

         Section 3. Effect of this Amendment. Except as is hereinabove set forth, the provisions of the Agreement shall hereafter remain in full force and effect.

         Section 4. Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one and the same original.


                          [TEXT CONTINUED ON NEXT PAGE]

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         IN WITNESS  WHEREOF,  the parties have executed this  Amendment the day and year first above written.

                                        BLUE WATER MEDICAL SUPPLY, INC.


                                        By:  __________________________
                                             Louis Campbell, President


                                        BLUE WATER INDUSTRIAL PRODUCTS, INC.


                                        By:  ___________________________
                                             Louis Campbell, President

                                        LIFE CRITICAL CARE CORPORATION


                                        By:  __________________________
                                             Thomas H. White, President

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